April 18, 1997

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m., Tuesday, May 13, on the third floor of the new FNB Center. The members of your Board of Directors look forward to personally welcoming you to our new facility which was completed in February. You will be pleased with the FNB Center, and we look forward to showing it to you.

Information about the business meeting and the list of nominees for election as Directors are in the enclosed formal meeting notice and the proxy statement. This year, you are requested to elect Directors and to ratify the appointment of independent accountants.

We hope you will be able to attend. Please return your reception reservation and proxy by Friday, May 2, in the enclosed postage-paid envelope.

Sincerely,



Samuel H. Tollison
President

Enclosures

                    Notice of Annual Meeting of Shareholders

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FNB Corporation (the "Corporation") will be held at the FNB Center, 105 Arbor Drive, Christiansburg, Virginia, on May 13, 1997, at 2:00 p.m., for the following purposes:

     (1) To elect four (4) directors of the Corporation to fill the vacancies created by the expiration of terms of the Directors of Class I;

     (2) To ratify the appointment of McLeod & Company, independent certified public accountants, as auditors for 1997; and

     (3) To transact any other business that may properly come before the meeting or any adjournment thereof.

     The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors at the close of business at 2:00 p.m., on March 31, 1997. The number of shares outstanding and entitled to vote is 1,661,900 shares.

     This notice and the accompanying proxy materials enclosed herewith are sent to you by order of the Board of Directors. The Board of Directors of FNB Corporation recommends that shareholders elect the nominated Directors of Class I and ratify the appointment of McLeod & Company, independent certified public accountants, as auditors for the Corporation for 1997.



                                          Peter A. Seitz, Secretary
                                          FNB Corporation



IMPORTANT: To assure that your shares will be voted at the meeting, you are requested to complete and sign the enclosed proxy and return it in the enclosed envelope as soon as possible. The giving of a proxy will not affect your right to vote in person in the event you attend the meeting and elect that right.

                                Proxy Statement

     Date, Time, and Place. The annual meeting of the shareholders of FNB Corporation will be held at the FNB Center, 105 Arbor Drive, Christiansburg, Virginia, on May 13, 1997, at 2:00 p.m.

     Voting Securities and Principal Holders Thereof. The number of shares outstanding and entitled to vote is 1,661,900 shares of common stock. There are no other outstanding classes of Corporation stock. The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed as of the close of business, at 2:00 p.m., on March 31, 1997.

     Cumulative Voting. Shareholders of the Corporation shall have no cumulative voting rights.

     Election of Directors. Four Directors of Class I are to be elected at the Annual Meeting to serve until the Annual Meeting in 2000 and until their respective successors are duly elected and qualified. A majority of shares cast is required to approve the election of directors. Management proposes that the four (4) nominees listed in this Proxy Statement as Directors of Class I be elected. The nominees (Directors of Class I) for whom the persons named as Proxy Holders intend to vote as directors, unless otherwise indicated on the form of proxy, and all Directors of Class II and III, and certain information with regard to their ownership of the common stock of the Corporation is set forth below. The dates of service include years serving on the Board of First National Bank (the "Bank"), the Corporation's only subsidiary. Principal occupations of the members of the Board include associations during the past five years.

           Directors of Class I to be elected for a term expiring in 2000

                                         Amount of Common Stock Owned
Name, Principal               Director   Beneficially and Nature of   Percent
Occupation and (Age)          Since      Ownership on February 28,    of Class
                                         1997

                                         (A) (B)
Joan H. Munford (63)          1994         2,395                        *
Owner, Advisor,
HCMF Corporation
Blacksburg, Virginia

Robert J. Styne (69)          1967        13,663                        *
Owner, Styne Forest Products
and S&S Farms; formerly,
Production Planning &
Scheduling, Hercules, Inc.

William M. Sterrett, Jr. (47) 1992         2,597                        *
President,
Blacksburg Transfer &
Storage, Inc.

Daniel D. Hamrick (50)        1992         1,184                        *
Attorney,
Daniel D. Hamrick, P.C.;
formerly, Attorney, Stone,
Hamrick, Harrison & Turk

             Directors of Class II to continue in office until 1998

                                       Amount of Common Stock Owned
Name, Principal              Director  Beneficially and Nature of    Percent
Occupation and (Age)         Since     Ownership on February 28,     of Class
                                       1997
                                       (A) (B)
W. N. Ridinger (76)          1957     23,949                           1.4
Consultant Pharmacist,
Chairman, the Bank
and the Corporation Board

Kendall O. Clay (54)         1988     11,329                            *
Attorney,
Kendall O. Clay, P.C.

Carl N. McNeil (57)          1971     12,342                            *
Realtor & Owner,
McNeil Real Estate

Julian D. Hardy, Jr. (47)    1992     18,631                           1.1
Executive Vice President,
the Corporation, and
Executive Vice President
and CEO, the Bank; formerly
Chief Administrative Officer,
the Bank

             Directors of Class III to continue in office until 1999

                                         Amount of Common Stock Owned
Name, Principal               Director   Beneficially and Nature of   Percent
Occupation and (Age)          Since      Ownership on February 28,    of Class
                                         1997
                                         (A) (B)
Samuel H. Tollison (64)       1971       68,081                        4.1
President and CEO, the
Corporation and President,
the Bank; formerly CEO,
the Bank

Nelson J. Wimmer (75)         1971       33,799                        2.0
Vice President,
S.G. Wimmer & Son, Inc.

A.E. Cromer, Jr. (73)         1963          419                         *
President, The Arcnel Corp.

James L. Hutton (64)          1985        4,623                         *
Attorney, Gilmer, Sadler,
Ingram, Sutherland & Hutton,
L.L.P., Vice Chairman of the
Bank and the Corporation Board

Directors and Executive Officers
as a group (15 persons)                 207,210                       12.5

*       Less than one percent.

(A) Includes shares that may be deemed beneficially owned due to joint ownership, voting power or investment power; including shares owned by or held for the benefit of a Board member's spouse or another immediate family residing in the household of the Board member, which may be deemed beneficially owned.

(B)     Includes estimated 1996 Employee Stock Ownership Plan allocation.

     Board of Directors and Committees of the Board. The Corporation was incorporated on January 23, 1996 and became the sole shareholder of the Bank on July 11, 1996 by virtue of regulatory approval of the Plan and Agreement of Reorganization (the "Reorganization") approved by shareholders at the Bank's annual meeting held June 11, 1996. The Board of Directors of the Corporation took action by unanimous consent on three occasions during 1996. No director attended fewer than 75% of the Corporation's Board or committee meetings during the year. Directors of the Corporation receive no compensation for serving on the Corporation's Board or any of its committees.

     The Board of the Corporation appointed, on December 18, 1996, an Administrative Committee consisting of Samuel H. Tollison, Archie E. Cromer, Jr., Kendall O. Clay, Joan H. Munford, and James L. Hutton. The Administrative Committee meets weekly, as needed, and exercises the authority of the Corporation's Board between regularly scheduled meetings to transact most Board matters. The Administrative Committee had one organizational meeting during 1996.

     The Corporation's full Board of Directors acts as a Nominating Committee for the annual selection of its nominees for election as Directors. Since the Reorganization occurred less than a year ago, the Corporation's Nominating Committee did not meet during 1996. While the Corporation's Board will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Corporation's shareholders for nominees, nor has it established any procedures for this purpose.

     The Board of Directors of the Bank held 13 meetings during 1996. All directors attended more than 75% of Bank Board and committee meetings during the year. Directors of the Bank receive a $500 monthly retainer, $600 per Board meeting attended, and $150 per Committee meeting attended. In addition to this compensation, the Chairman of the Bank Board receives an additional $500 monthly retainer and an additional $150 per Board meeting attended. The Bank Board has appointed an Executive Committee comprised of Directors Ridinger, Cromer, Clay, Munford, and Hutton. The committee meets weekly, if needed, and exercises the power of the Board of Directors of the Bank between regular Board meetings, and has delegated authority to act for the Bank Board in most matters. The Executive Committee held 38 meetings during 1996.

     The Audit/Compliance Committee of the Bank Board meets to review reports of the Bank's internal auditor, who reports directly to the Audit/Compliance Committee and reviews the annual report of the Bank's independent auditors. Members of the Audit/Compliance Committee are Directors Styne, Munford, and Wimmer. During 1996, the Committee held four meetings.

     The Bank's Executive Committee serves as the Budget and Salary Committee for the Bank's Board of Directors. The Executive Committee reviews senior management's budget and compensation projections for the ensuing year. As part of this process, the Committee also recommends the annual compensation of the Bank's President and Chief Executive Officer. For 1996, the Committee recommended and the Bank Board approved an increase in President Tollison's annual salary, to $164,000 and CEO Hardy's annual salary, to $125,000. In addition, the Bank has adopted an Employee Stock Ownership Plan, which provides retirement benefits for all eligible employees. The estimated value of the 1996 allocation for Mr. Tollison and Mr. Hardy is $30,000 each.

     Factors taken into consideration by the Committee in their recommendation for such executive compensation were:

      a. Review of peer bank executive compensation as presented in a report prepared by the Virginia Bankers Association;
      b.   Net earnings of the Bank during the prior year;
      c.   Status of criticized loans and assets;
      d.   Overall performance of the Bank during the prior year.

     As further evaluation of performance, qualitative factors considered include the quality of the strategic plan, organization and management development progress, and civic involvement. The Committee met one time during 1996.

     The Chairman of the Corporation and Bank's Board, President, and Executive Vice President serve as ex-officio members of the above committees, with voting rights, except the President and Executive Vice President are not voting members of the Audit/Compliance Committee.

     Executive Officers of the Corporation. Samuel H. Tollison, President and CEO; Julian D. Hardy, Jr., Executive Vice President; and Perry D. Taylor, Chief Financial Officer; have been named as Executive Officers of the Corporation. These officers serve at the pleasure of the Corporation's Board. They have served the Bank in comparable capacities over the past five years.

     Executive Compensation. The following table provides information concerning those officers of the Corporation and Bank whose compensation exceeded $100,000 for the year ended December 31, 1996.

                          Summary Compensation Table

                             Annual Compensation

Name and
Principal                                                          All Other
Position                  Year   Salary($)  Bonus($)      Compensation($)(A)
Samuel H. Tollison        1996   164,000    60,000        43,200
President and CEO, the    1995   158,441    50,000        38,297
Corporation, and
President, the            1994   152,351    None          39,239
Bank; formerly CEO,
  the Bank

Julian D. Hardy, Jr.      1996   125,000    40,000        43,200
Executive Vice President, 1995   109,301    30,000        39,251
the Corporation, and      1994   104,698    None          30,924
Executive Vice President
and CEO, the Bank;
formerly CAO, the Bank

(A) All other compensation for 1996 consists of an estimated contribution by the Bank to the ESOP for Mr. Tollison and for Mr. Hardy of $30,000, respectively. Directors fees were $13,200 for Mr. Tollison and for Mr. Hardy, respectively. In prior years, all other compensation consists of actual contributions to the ESOP and director fees earned.

     Performance Graph. The following graph compares the cumulative total return of the Corporation's common stock over a five-year period to the returns of the Standard & Poor's 500stock index and to the returns of an Independent Peer Bank index. For periods prior to the Reorganization, the graph represents the performance of the Bank's common stock.

  [Following is the performance data presented in tabular form. The proxy statement as sent to shareholders contains the information in both tabular and graphical form.]

                                   1991  1992  1993  1994  1995  1996
FNB Corporation                     100   127   170   251   261   281
Independent Bank Index              100   130   163   197   268   313
S&P 500 Index                       100   108   118   120   165   203

     Transactions with Management. Directors and officers of the Bank and the Corporation, and persons with whom they are associated, have had, and expect to have in the future, banking transactions with the Bank and the Corporation in the ordinary course of their businesses. In the opinion of management of the Bank and the Corporation, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons, were made in the ordinary course of business; and do not involve more than a normal risk of collectibility or present unfavorable features. As of December 31, 1996, there were direct loans to officers and directors of the Corporation and the Bank of $4,121,000. During 1996, new direct loans to such officers and directors amounted to $1,294,000, and repayments amounted to $257,000. In addition, there were loans of $7,184,000 at December 31, 1996 which were endorsed by such directors or had been made to companies in which such directors had an equity interest.

     Principal Security Holders. The Corporation knows of no person or group acting in concert that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of February 28, 1997.

     Appointment of Auditors. KPMG Peat Marwick LLP ("KPMG") served as the Bank's independent auditors for the calendar year 1994. After reviewing competitive bids, the Audit/Compliance Committee recommended and the Board of Directors approved the appointment of McLeod & Company to serve as the Bank's independent auditors for calendar year 1995, subject to ratification by the Bank's shareholders. KPMG's opinion on the Bank's 1994 consolidated financial statements was unqualified. There was no disagreement with the former auditors concerning matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused the firm to make reference to such disagreements in their report. McLeod & Company served as the Bank's auditors for 1995 and the Corporation's auditors for 1996 and have been appointed to serve as the Corporation's auditors for 1997.

     The appointment of the auditors must be ratified by a majority of the votes cast by the stockholders of the Corporation at the Meeting. A representative of McLeod & Company is anticipated to be present at the Shareholder's meeting. This representative will be prepared to answer any appropriate questions and, while not anticipated, will have the opportunity to make a statement, if he or she so chooses.

     Other Matters. The Board of Directors is not aware of any business to come before the Meeting other than those matters described above. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.

     Proxy. The accompanying proxy is solicited on behalf of the Board of Directors of the Corporation with related costs to be borne by the Corporation. A proxy may be revoked at any time before the stock to which it relates is voted, either by written notice (which may be in the form of a substitute proxy delivered to the Secretary of the Meeting) or by attending the Meeting and voting in person.

     Shareholder Proposals. In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office, at 105 Arbor Drive, Christiansburg, Virginia, no later than December 13, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.


                                   BY ORDER OF THE BOARD OF DIRECTORS



                                   Peter A. Seitz
                                   Secretary

Christiansburg, Virginia
April 18, 1997


IMPORTANT: A copy of the Corporation's Annual Report on Form 10-K, including the Financial Statements for the year ended 1996, required to be filed with the Securities Exchange Commission in Washington, D.C., and related schedules thereto, shall be provided by the Corporation without charge to each shareholder upon his written request to Perry D. Taylor, Chief Financial Officer, FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24073.